Exhibit 10.2

WRITTEN CONSENT OF STOCKHOLDER

[ANVI GLOBAL HOLDINGS, INC.]

APPROVAL OF ONE-FOR-TWENTY (1-FOR-20) REVERSE STOCK SPLIT

Date: September 04, 2026

STOCKHOLDER INFORMATION

Name of Stockholder of Record	: **Rama Mohan R Busa**
Shares of Common Stock Held of Record	: **72,000,000**
Percentage of Outstanding Common Stock	: **Approximately 60.03%**

1. RECITALS:

The undersigned, being the majority stockholder of record of ANVI Global Holdings, Inc., a Nevada corporation (the "Company"), acting pursuant to Section 78.320 of the Nevada Revised Statutes, hereby consents to, adopts, and approves the following actions and resolutions by written consent without a meeting, with the same force and effect as if such actions had been taken at a duly called and held meeting of the stockholders of the Company.

WHEREAS, the Board of Directors of the Company has approved, declared advisable, and recommended to the stockholders a one-for-twenty (1-for-20) reverse stock split of the Company's issued and outstanding Common Stock (the "Reverse Stock Split");

WHEREAS, under the Reverse Stock Split, every twenty (20) shares of issued and outstanding Common Stock will be combined and reclassified into one (1) validly issued, fully paid, and non-assessable share of Common Stock;

WHEREAS, the Reverse Stock Split will apply uniformly to all holders of Common Stock and will not change the 500,000,000 authorized shares of Common Stock or its $0.001 par value per share; and

WHEREAS, the Company's authorized Preferred Stock and its rights and preferences will remain entirely unaffected.

2. RESOLUTIONS:

NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby approves the 1-for-20 Reverse Stock Split of the Company's issued and outstanding Common Stock, whereby every twenty (20) shares of Common Stock issued and outstanding immediately prior to the effective date shall automatically, and without any further action on the part of the holders thereof, be combined and reclassified into one (1) share of Common Stock.

RESOLVED FURTHER, that the Reverse Stock Split shall not alter the number of authorized shares of Common Stock, which shall remain at 500,000,000 shares, nor shall it alter the par value, which shall remain at $0.001 per share.

WRITTEN CONSENT OF STOCKHOLDER

[ANVI GLOBAL HOLDINGS, INC.]

RESOLVED FURTHER, that an **Amendment to the Amended and Restated Articles of Incorporation** of the Company to effectuate the Reverse Stock Split is hereby approved and authorized in its entirety.

RESOLVED FURTHER, that no fractional shares of Common Stock shall be issued to any stockholder as a result of the Reverse Stock Split. In lieu of any fractional shares, **any fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole share**, such that no stockholder's fractional interest shall be confiscated or wiped out.

RESOLVED FURTHER, that the officers of the Company are authorized, empowered, and directed, in the name and on behalf of the Company, to prepare, execute, and file a Certificate of Amendment with the Nevada Secretary of State, and to submit all necessary filings, notifications, and fees to FINRA, OTC Markets, the SEC, the Company's transfer agent, and CUSIP Global Services to implement this transaction.

RESOLVED FURTHER, that this corporate action and the Reverse Stock Split shall become effective in the open marketplace only after all applicable legal, SEC Schedule 14C waiting periods, and FINRA regulatory requirements have been fully satisfied.

SIGNATURE

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date above.

Stockholder of Record:

Signature: ______________________

Name: **Rama Mohan R. Busa**

Date: **September 04, 2026**

CORPORATE RECORD:

This Written Consent shall be maintained with the corporate books and records of **ANVI Global Holdings, Inc.**